Exhibit 99.28

SIXTH AMENDMENT TO MASTER NOTE PURCHASE AGREEMENT

This SIXTH AMENDMENT TO MASTER NOTE PURCHASE AGREEMENT (this “Amendment”) is made as of March 28, 2024 (the “Sixth Amendment Effective Date”), by and among ONTRAK, INC., a Delaware corporation (the “Company”), as issuer, certain of its Subsidiaries, as Guarantors, and ACUITAS CAPITAL LLC, a Delaware limited liability company (“Purchaser”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”). Capitalized terms used in this Amendment (including the Recitals), to the extent not otherwise defined herein, shall have the same meaning as in the Note Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company, certain of its Subsidiaries, Purchaser and the Collateral Agent are party to that certain Master Note Purchase Agreement, dated as of April 15, 2022, as amended by that certain First Amendment to Master Note Purchase Agreement made as of August 12, 2022, that certain Second Amendment to Master Note Purchase Agreement made as of November 19, 2022, that certain Third Amendment to Master Note Purchase Agreement made as of December 30, 2022, that certain Fourth Amendment to Master Note Purchase Agreement made as of June 23, 2023, and that certain Fifth Amendment to Master Note Purchase Agreement made as of October 31, 2023 (the “Existing Agreement” and, as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which Purchaser agreed to purchase senior secured notes from the Company, upon the terms and subject to the conditions set forth therein; and

WHEREAS, subject to the terms contained herein, the Company and Purchaser are willing to amend the terms and conditions of the Existing Agreement and the Keep Well Warrants (as defined below) issued thereunder.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, in each case, effective as of the Sixth Amendment Effective Date:

1.              Amended Defined Terms. The following defined terms in the Existing Agreement are hereby amended and restated in their entirety to read as set out below:

“Conversion Shares” has the meaning given to it in the Notes.

“Notes” means, collectively, the Surviving Note and the Demand Notes.

“Warrants” means, collectively, each New Keep Well Warrant, each Demand Warrant and each Conversion Warrant.

“Warrant Shares” means, collectively, the shares of the Company’s common stock issuable upon exercise of the Warrants.

2.               New Defined Terms. The Existing Agreement is hereby amended to include the following new defined terms:

“Demand Note” means each senior secured convertible promissory note issued and sold by the Company to Purchaser pursuant to the Sixth Amendment, each in the form attached hereto as Exhibit A.

“Demand Warrant” means each warrant to purchase shares of the Company’s common stock issued to Purchaser or its Affiliates pursuant to the Sixth Amendment, each in the form attached hereto as Exhibit B.

“Initial Demand Note” shall have the meaning given such term in the Sixth Amendment.

“Keep Well Warrant” means each warrant to purchase shares of the Company’s common stock issued to Purchaser or its Affiliates under the Existing Agreement prior to the Sixth Amendment Effective Date, including, without limitation, the Purchaser Warrants, the Exchange Warrants and the Conversion Warrant.

“New Keep Well Warrant” shall have the meaning given such term in the Sixth Amendment.

“Sixth Amendment” means the Sixth Amendment to Master Note Purchase Agreement, dated as of March 28, 2024, by and among the Company, certain of its Subsidiaries, Purchaser and the Collateral Agent.

“Sixth Amendment Effective Date” shall have the meaning given such term in the Sixth Amendment.

“Sixth Amendment Stockholder Approval” means the approval by the Company’s stockholders, in accordance with the Listing Rules, of (A) the issuance of the (x) Demand Warrants, (y) the New Keep Well Warrants and (z) the Demand Notes, (B) the issuance of the shares of the Company’s common stock upon exercise or conversion, as applicable, of the Demand Warrants, the New Keep Well Warrants, and the Demand Notes, and (C) any other terms of this Amendment that require approval of the Company’s stockholders under the Listing Rules.

“Sixth Amendment Stockholder Approval Effectiveness Date” means the earliest date on which the corporate actions approved by Sixth Amendment Stockholder Approval may be taken under applicable law, including Rule 14c-2 promulgated under the Exchange Act.

3.             Demand Notes.

3.1                In connection with the execution and delivery of this Amendment, on April 1, 2024, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from Company, a Demand Note with a principal amount of $1.5 million (the “Initial Demand Note”).

3.2                Subject to Section 3.3 and the terms and conditions of the Existing Agreement, Purchaser may purchase from Company up to $13.5 million in principal amount of Demand Notes, each at such time and in such principal amount as specified on the schedule set forth below or on such other schedule and/or in such other principal amount as the Company and Purchaser may agree, and if so purchased, the Company shall issue to Purchaser such Demand Note:

Draw Down	Issuance Date	Principal Amount
2	May 1, 2024	$1.5 million
3	June 1, 2024	$1.5 million
4	July 1, 2024	$1.5 million
5	August 1, 2024	$1.0 million
6	September 1, 2024	$1.0 million
7	October 1, 2024	$1.0 million
8	November 1, 2024	$1.0 million
9	December 1, 2024	$1.0 million
10	January 1, 2025	$1.0 million
11	February 1, 2025	$1.0 million
12	March 1, 2025	$1.0 million
13	April 1, 2025	$1.0 million

3.3                Notwithstanding anything to the contrary herein, other than with respect to the Initial Demand Note, Purchaser shall have no obligation to purchase any Demand Note, and Purchaser may decline to purchase any Demand Note in its sole discretion.

3.4                Notwithstanding anything herein to the contrary, the Company shall not issue any Conversion Shares in connection with the conversion of any Demand Note, and Purchaser shall not have any right to receive any such Conversion Shares, unless and until the Sixth Amendment Stockholder Approval Effectiveness Date occurs.

4.             Demand Warrants.

4.1                Subject to Section 4.3, in connection with each Demand Note purchased by Purchaser from the Company, the Company shall issue to Purchaser (or an entity affiliated with Purchaser, as designated by Purchaser) a Demand Warrant. The number of shares of the Company’s common stock underlying each Demand Warrant shall be equal to (y) the product of the principal amount of the applicable Demand Note and 200% divided by (z) the initial exercise price of the applicable Demand Warrant.

4.2                Each Demand Warrant shall have a term of five (5) years and an initial exercise price equal to (a) in the case of the Demand Warrants issued in connection with the Initial Demand Note and in respect of the next $3.0 million of principal amount of Demand Notes purchased by Purchaser (for the avoidance of doubt, if such Demand Notes are actually purchased by Purchaser), the lesser of (i) $0.36 and (ii) the greater of (x) the consolidated closing bid price of the Company’s common stock as reported on the Exchange immediately preceding the time the applicable Demand Note is deemed issued by the Company and (y) $0.12, and (b) in the case of the Demand Warrants issued in connection with any subsequent Demand Notes (for the avoidance of doubt, if such Demand Notes are actually purchased by Purchaser), the consolidated closing bid price of the Company’s common stock as reported on the Exchange immediately preceding the time the applicable Demand Note is deemed issued by the Company, which initial exercise price shall, in each case of clauses (a) and (b) above, be subject to further adjustment in accordance with its terms; provided, however, that (a) if the exercise price of the Public Offering Warrants after giving effect to all adjustments thereto in accordance with the terms thereof, including, without limitation, as a result of the issuance of the applicable Demand Note and/or Demand Warrant, is lower than the initial exercise price of such Demand Warrant, the exercise price of such Demand Warrant shall be reduced to the exercise price of the Public Offering Warrants, as so adjusted, and shall be subject to further adjustment in accordance with its terms, and (b) simultaneously with any adjustment to the exercise price of such Demand Warrant in accordance with clause (a), the number of shares of common stock that may be purchased upon exercise of such Demand Warrant shall be increased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of shares of common stock shall be the same as the aggregate exercise price in effect immediately prior to such adjustment, but only to the extent that the number of shares that may be purchased upon exercise of the Public Offering Warrants is similarly adjusted.

4.3                Notwithstanding anything herein to the contrary, the Company shall not issue any Demand Warrant, and Purchaser shall not have the right to receive any Demand Warrant, unless and until the Sixth Amendment Stockholder Approval Effectiveness Date occurs. As promptly as practicable following the Sixth Amendment Stockholder Approval Effectiveness Date, the Company shall issue to Purchaser each Demand Warrant that would have been issued to Purchaser in accordance with the terms hereof through and including the Sixth Amendment Stockholder Approval Effectiveness Date.

5.             Exchange of Outstanding Keep Well Warrants for New Keep Well Warrants. As promptly as practicable following the Sixth Amendment Stockholder Approval Effectiveness Date, the Company shall issue to each holder of each Keep Well Warrant outstanding as of the Sixth Amendment Stockholder Approval Effectiveness Date (each, a “Replaced Keep Well Warrant”), in exchange therefor, a warrant to purchase shares of the Company’s common stock (each, a “New Keep Well Warrant”) substantially in the form of the Demand Warrant, and each Replaced Keep Well Warrant shall be deemed automatically cancelled. Each New Keep Well Warrant shall (a) have the same issuance date as the Replaced Keep Well Warrant in respect of which it was issued, (b) a term of five (5) years from the original issuance date of the Replaced Keep Well Warrant in respect of which it was issued, and (c) an initial exercise price equal to $0.36, which shall be subject to further adjustment in accordance with its terms; provided, however, that (i) if the exercise price of the Public Offering Warrants after giving effect to all adjustments thereto in accordance with the terms thereof, including, without limitation, as a result of the issuance of the New Keep Well Warrants, is lower than the initial exercise price of the New Keep Well Warrants, the exercise price of all the New Keep Well Warrants shall be reduced to the exercise price of the Public Offering Warrants, as so adjusted, and shall be subject to further adjustment in accordance with its terms, and (ii) simultaneously with any adjustment to the exercise price of each New Keep Well Warrant in accordance with clause (i), the number of shares of common stock that may be purchased upon exercise of such New Keep Well Warrant shall be increased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of shares of common stock shall be the same as the aggregate exercise price in effect immediately prior to such adjustment, but only to the extent that the number of shares that may be purchased upon exercise of the Public Offering Warrants is similarly adjusted.

6.             Amendment to Surviving Note. Effective as of the Sixth Amendment Stockholder Approval Effectiveness Date, Section 3.2(A) of the Surviving Note (as such term is defined in the Fifth Amendment) shall be amended in its entirety to read as set forth below:

“The conversion price in effect on any Conversion Date shall be equal to the lesser of (i) $0.36, subject to adjustment in accordance with Section 3.2(B), and (ii) the greater of (a) the consolidated closing bid price of the Company’s common stock as reported on the Exchange on the Trading Day that is immediately prior to the applicable Conversion Date and (b) $0.12, subject to adjustment in accordance with Section 3.2(B) (the “Conversion Price”).”

This Amendment shall be deemed to be, and interpreted, as an amendment to the Surviving Note outstanding as of the Sixth Amendment Stockholder Approval Effectiveness Date.

7.             Reservation of Common Stock. From and after the date hereof the Company shall reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of the Company’s common stock for the purpose of enabling the Company to issue shares of its common stock upon exercise and conversion, as applicable, of the Warrants and the Notes.

8.             Form D. The Company agrees to timely file a Form D with respect to the equity securities being offered and sold by the Company under this Amendment (except to the extent already covered by a previously filed Form D) as required under Regulation D under the Securities Act and to provide a copy thereof to Purchaser promptly upon request. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify such securities for, sale to Purchaser under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions to Purchaser promptly upon request.

9.             Acknowledgment of Dilution. The Company acknowledges that the issuance of the securities being offered and sold by the Company under this Amendment may result in dilution of the outstanding shares of the Company’s common stock, which dilution may be substantial. The Company further acknowledges that its obligations under the Note Documents, including, without limitation, its obligation to issue the shares of its common stock upon conversion of the Demand Notes and upon exercise of the Demand Warrants, are unconditional and absolute (except to the extent expressly subject to Sixth Amendment Stockholder Approval) and are not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

10.           Other Amendments to the Existing Agreement.

10.1             Section 2.1(a) of the Existing Agreement is hereby deleted and replaced with: “Authorization of Notes. The Company authorizes the issue and sale of the Notes.”

11.           Stockholder Approval.

11.1             The Company hereby agrees to seek the Sixth Amendment Stockholder Approval. As promptly as practicable after the execution of this Amendment, the Company shall file a preliminary information statement related to the Sixth Amendment Stockholder Approval, and the Company shall thereafter mail a definitive information statement to the Company’s stockholders in accordance with the rules of the SEC. If for any reason the Company cannot obtain the Sixth Amendment Stockholder Approval via written consent (including any objection to such process by the staff of the Exchange), the Company shall hold its annual meeting of stockholders or a special meeting of stockholders (each, the “Sixth Amendment Stockholder Meeting”) at the earliest practical date following the determination that the Sixth Amendment Stockholder Approval by written consent is not feasible (and in event not later than 60 days after the date hereof (the “Stockholder Meeting Deadline”), and the Company shall file a preliminary and definitive proxy statement for the Sixth Amendment Stockholder Meeting as promptly as practicable thereafter and shall hold the Sixth Amendment Stockholder Meeting for the purpose of obtaining the Sixth Amendment Stockholder Approval, with the recommendation of the Company’s board of directors to the Company’s stockholders that such stockholders vote in favor of the matters contemplated by the Sixth Amendment Stockholder Approval, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as the Company has historically solicited proxies at its annual meetings of stockholders for management proposals in such proxy statements, and all management-appointed proxyholders shall vote their proxies in favor of such matters. If, despite the Company's reasonable best efforts the Sixth Amendment Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional stockholder meeting to be held within 90 days after the Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts the Sixth Amendment Stockholder Approval is not obtained at such subsequent stockholder meeting, the Company shall cause an additional stockholder meeting to be held semi-annually thereafter until the Sixth Amendment Stockholder Approval is obtained. In accordance with the Company’s bylaws and the Listing Rules, the voting standard at the Sixth Amendment Stockholder Meeting for the proposals to approve the matters contemplated by the Sixth Amendment Stockholder Approval will be the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Further and in accordance with the Listing Rules, Purchaser and its Affiliates will be permitted to vote all shares of the Company’s common stock owned by them as of the record date for the Sixth Amendment Stockholder Meeting at such meeting on the matters contemplated by the Sixth Amendment Stockholder Approval.

12.          Fees and Expenses. The Company shall reimburse Purchaser and the Collateral Agent for all reasonable and documented fees and expenses of counsel incurred by Purchaser and its Affiliates and the Collateral Agent, respectively, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the consummation of the transactions contemplated hereby; provided, however, that the Company shall not be required to reimburse Purchaser for an aggregate amount greater than $50,000. Except as set forth in the immediately preceding sentence, each party shall be responsible for all costs and expenses incurred by it in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the consummation of the transactions contemplated hereby.

13.          Security. Each Note Party expressly acknowledges and agrees that all collateral, security interests, liens, pledges and mortgages granted to the Collateral Agent for the benefit of the Secured Parties in connection with the Existing Agreement, this Amendment, or hereafter granted to the Collateral Agent for the benefit of the Secured Parties, and all other supplements to the Existing Agreement or any other Note Document, shall extend to and cover all of the Obligations of the Note Parties to Purchasers, now existing or hereafter arising, including, without limitation, those arising in connection with the Note Purchase Agreement, as amended by this Amendment, and the Surviving Notes, upon the terms set forth in such agreements, and all of such security interests, liens, pledges, and mortgages are hereby ratified, reaffirmed, confirmed and approved. Each Note Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Note Purchase Agreement, as amended hereby, and the other Note Documents, effective as of the date hereof, including, without limitation, the grant of security interests and liens by the Company and the other Note Parties under the Collateral Documents and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. The validity and enforceability of any appointment of the Collateral Agent as proxy or attorney-in-fact under any Collateral Document is ratified and reaffirmed as of the date hereof, which appointment remains IRREVOCABLE and coupled with an interest until the Payment in Full of all Secured Obligations, for the purpose of carrying out the provisions of the Collateral Documents, in accordance with the terms of, and to the extent provided in, such Collateral Documents.

14.           Representations and Warranties. Each Note Party represents and warrants to Purchaser and the Collateral Agent as follows:

14.1             it has all necessary power and authority to execute and deliver this Amendment and the documents contemplated hereby, and perform its obligations hereunder and thereunder;

14.2             this Amendment, the documents contemplated hereby and the Existing Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Note Party and are enforceable against such Note Party in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in an proceeding in equity or at law) and/or principles of good faith and fair dealing;

14.3             the execution, delivery or performance by such Note Party of this Amendment or any document contemplated herein are within its powers, have been duly authorized by all necessary action pursuant to its organizational documents (but not pursuant to the Listing Rules), require no further action by or in respect of, or filing with, any governmental authority (subject to compliance with Section 8 of this Amendment) and do not violate, conflict with or cause a breach or a default under (x) any law or any of the organizational documents of such Note Party or (y) any agreement or instrument binding upon it, except for such violations, conflicts breaches or defaults as could not, with respect to this clause (y), reasonably be expected to have a Material Adverse Effect;

14.4             both immediately before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing as of the date hereof;

14.5             as of the date hereof, and after giving effect to this Amendment and the transactions contemplated hereby (including the purchase by Purchaser of all of the Demand Notes contemplated by Section 3.1), the representations and warranties of the Note Parties contained in the Existing Agreement and any Note Document are true and correct in all material respects (provided that if such representation or warranty is by its terms qualified by concepts of materiality, such representation and warranty are true and correct in all respects) on and as of the date hereof, in each case except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct in all material respects (subject to the foregoing parenthetical with respect to materiality) as of such earlier date;

14.6             such Note Party shall not be a party to any agreement or other arrangement that prohibits the grant, creation, assumption or perfection of any Lien upon such Note Party’s properties or assets, whether now owned or hereafter acquired, to secure the Obligations; and

14.7             since September 30, 2023, there has been no Material Adverse Effect.

15.           Investment Representations by Purchaser. Purchaser hereby represents and warrants to the Company as follows:

15.1             Investor Status. It (i) is an “accredited investor”, as that term is defined in Regulation D under the Securities Act, (ii) has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of the Notes Conversion and the Private Placement and the suitability thereof for Purchaser, (iii) is a sophisticated purchaser with respect to the Notes Conversion and the Private Placement, (iv) is able to bear the economic risk associated with the Notes Conversion and the Private Placement, (v) has had an opportunity to ask questions of the principal officers and representatives of Company and to obtain any additional information necessary to permit an evaluation of the benefits and risks associated with the investments to be made hereby, (vi) has been provided adequate information concerning the business and financial condition of Company to make an informed decision regarding the Notes Conversion and the Private Placement, (vii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of securities of the type contemplated in this Amendment, and (viii) has independently and without reliance upon Company, and based on such information as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Amendment, except that Purchaser has relied upon Company’s express representations and warranties in this Amendment.

15.2             Investment for Own Account. Purchaser is engaging in the Notes Conversion and purchasing securities in the Private Placement for investment for its own account and not with a view towards the sale or distribution of any securities to be received thereupon in violation of applicable securities laws of the United States or any state thereof. Purchaser acknowledges there are restrictions on its ability to resell all securities to be received pursuant to the Notes Conversion and the Private Placement under applicable securities laws.

15.3             Transfer Restrictions. Purchaser understands that the Notes Conversion and the Private Placement are intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof or another exemption thereunder; Company is not registering the securities issuable in connection with the Notes Conversion or the Private Placement under the Securities Act or any state securities laws; and there is no existing public or other market for the warrants to be issued in the Note Conversion or the Private Placement Securities. Purchaser understands that any certificate representing the securities that are issued to Purchaser upon the Notes Conversion and the Private Placement may bear, in Company’s discretion, an appropriate restrictive legend reflecting the lack of such registration.

16.           Reference to, and Effect on, Note Purchase Agreement and the Note Documents.

16.1             Ratification of Note Purchase Agreement and the Note Documents. Except as specifically amended above or in connection with this Amendment (as applicable), the Existing Agreement and the Note Documents shall remain in full force and effect. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not effect a novation of the Existing Agreement or any Note Document. Each Note Party hereby ratifies and reaffirms each of the terms and conditions of the Existing Agreement, as amended hereby, and the Note Documents, as amended in connection herewith, to which it is a party and all of its obligations thereunder.

16.2             No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent or any Purchaser under the Existing Agreement or any of the Note Documents.

16.3             References. Upon the effectiveness of this Amendment each reference in (i) the Existing Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import and (ii) any Note Document to “the Note Purchase Agreement,” or words of similar import shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Existing Agreement, as amended hereby.

17.          Incorporation of Note Purchase Agreement Provisions. The provisions contained in Section 10.14 (Applicable Law), Section 10.15 (Consent to Jurisdiction) and Section 10.16 (Waiver of Jury Trial) of the Appendix (Exhibit A) to the Existing Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

18.                Conflict. If there is an express conflict between the terms of this Amendment and the terms of the Existing Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Amendment shall govern and control. If there is an express conflict between the terms of this Amendment and the terms of any other Note Document, the terms of this Amendment shall govern and control.

19.                Entire Agreement. The Existing Agreement, as amended by this Amendment, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

20.                Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.

21.                Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

22.                Status as a Note Document. This Amendment constitutes a Note Document.

23.                Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or to be taken into consideration in interpreting, this Amendment.

24.                Successors and Assigns. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

25.                Recitals. The Recitals constitute statements of the Company and Purchaser, and not statements of the Collateral Agent.

26.                Collateral Agent. By its execution hereof, the Purchaser authorizes and directs the Collateral Agent to enter into this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ISSUER:

ONTRAK, INC.

By:	/s/ Brandon H. Laverne
Name:	Brandon H. LaVerne
Title:	Chief Executive Officer and Chief Operating Officer

GUARANTORS:

LIFEDOJO INC.

By:	/s/ Brandon H. Laverne
Name:	Brandon LaVerne
Title:	President

LD ACQUISITION HOLDINGS, INC.

By:	/s/ Brandon H. Laverne
Name:	Brandon LaVerne
Title:	President

PURCHASER:

ACUITAS CAPITAL LLC

By:	/s/ Terren S. Peizer
Name:	Terren S. Peizer
Title:	Chairman

COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Fonda HAll
Name:	Fonda Hall
Title:	Vice President

Exhibit A

Form of Demand Note

[Attached]

NEITHER THIS SENIOR SECURED NOTE NOR THE SHARES ISSUABLE UPON ITS CONVERSION HAVE BEEN OR WILL BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS SECURITY, ACKNOWLEDGES THAT (1) NEITHER THIS SECURITY NOR THE SHARES ISSUABLE UPON ITS CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, AND (2) THE RIGHT TO CONVERT THIS NOTE INTO SHARES AS SET FORTH HEREIN IS SUBJECT TO LIMITATIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT (AS DEFINED BELOW). THE HOLDER AGREES FOR THE BENEFIT OF THE COMPANY, ANY DISTRIBUTORS OR DEALERS AND ANY SUCH PERSONS’ AFFILIATES THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER ACKNOWLEDGES THAT THE PURPOSE OF THE FOREGOING LIMITATION IS, IN PART, TO ENSURE THAT THE ISSUER IS NOT REQUIRED TO REGISTER THIS SECURITY NOR THE SHARES ISSUABLE UPON ITS CONVERSION UNDER THE SECURITIES ACT.

FORM OF SENIOR SECURED CONVERTIBLE DEMAND NOTE

$[PRINCIPAL AMOUNT]*	[ISSUANCE DATE]

FOR VALUE RECEIVED, the undersigned corporation, ONTRAK, INC., a Delaware corporation (“Company”), hereby promises to pay ACUITAS CAPITAL LLC, a Delaware limited liability company, or any other applicable transferee thereof (collectively, the “Holder”) the principal amount of $[__] or so much of such principal amount as may be outstanding hereunder.

This Senior Secured Convertible Demand Note (this “Note”) is one of the Demand Notes referred to in the Master Note Purchase Agreement, dated as of April 15, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among Company, certain Subsidiaries of Company party thereto from time to time, as Guarantors, and Acuitas Capital LLC. Capitalized terms used in this Note are defined in the Note Purchase Agreement (including Appendix A thereto), and section references are to sections of Appendix A to the Note Purchase Agreement unless otherwise expressly stated herein. This Note is subject to all of the agreements, terms and conditions contained in the Note Purchase Agreement, all of which are incorporated herein by this reference. This Note may be prepaid, in whole or in part, in accordance with the terms and conditions set forth in the Note Purchase Agreement.

1.                   Principal. The outstanding principal balance of this Note is due and payable on demand of the Holder. All payments by Company of principal, interest, fees and other Obligations shall be made by wire transfer not later than 12:00 p.m. (New York, New York time) on the date specified for payment by the Holder to the account designated by the Holder in writing (as may be updated by the Holder from time to time) in immediately available funds. Any payment received after 12:00 p.m. (New York, New York time) shall be deemed received on the next Business Day.

2.                   Interest. This Note shall bear interest on the unconverted and/or unpaid principal amount hereof from the date issued through conversion or repayment in full thereof (whether by acceleration or otherwise) at the applicable rates set forth in Section 2.7(a), computed in accordance with the Note Purchase Agreement. In addition, upon the occurrence and during the continuance of an Event of Default, this Note shall bear default interest pursuant to the terms set forth in Section 2.9. In no event, however, will interest exceed the Highest Lawful Rate.

3.              Conversion.

3.1               Voluntary Conversion. At any time after the time the Sixth Amendment Stockholder Approval Effectiveness Date and until this Note is no longer outstanding, the entire principal amount of this Note, plus all accrued and unpaid interest thereon, shall be convertible, in whole or in part, into shares of the Company’s common stock (such shares, the “Conversion Shares”) at the option of the Holder, at any time and from time to time. The Holder shall effect conversions by delivering to the Company a Notice of Conversion (in accordance with Section 10.1(a)), the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and any accrued and unpaid interest thereon to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed to have been given to the Company in accordance with Section 10.1(a). To convert this Note, the Holder shall not be required to (a) physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been or is being converted, in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the Conversion Shares on the Share Delivery Date, or (b) provide any medallion guarantee (or other type of guarantee or notarization) on the Notice of Conversion. Conversions of this Note shall have the effect of lowering the outstanding principal amount of this Note and any accrued and unpaid interest thereon in an amount equal to the amounts converted. The Holder and the Company shall maintain records showing the amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one Business Day of the date the Notice of Conversion is given to the Company. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. Holder, and any assignee by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the principal amount of this Note may be less than the amount stated on the face hereof.

3.2               Conversion Price.

(A)              The conversion price in effect on any Conversion Date shall be equal to the lesser of (i) $0.36, subject to adjustment in accordance with Section 3.2(B), and (ii) the greater of (a) the consolidated closing bid price of the Company’s common stock as reported on the Exchange on the Trading Day that is immediately prior to the applicable Conversion Date and (b) $0.12, subject to adjustment in accordance with Section 3.2(B) (the “Conversion Price”).

(B)              If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of its common stock on its outstanding shares of common stock, (ii) subdivides its outstanding shares of common stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) its outstanding shares of common stock into a smaller number of shares or (iv) issues, in the event of a reclassification of its shares of common stock, any shares of the Company, then, for the purpose of determining the Conversion Price in accordance with Section 3.2(A), the dollar amount in clause (i) of Section 3.2(A) and the amount of the Offering Price referred to in clause (ii) of Section 3.2(A) shall be multiplied by a fraction the numerator of which shall be the number of shares of the Company’s common stock (excluding any treasury shares of the Company) outstanding immediately before such event, and the denominator of which shall be the number of shares of the Company’s common stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment made pursuant to clauses (ii) through (iv) of this Section shall become effective immediately after the effective date of such subdivision, combination or re-classification, as applicable.

(C)              If, at any time while this Note is outstanding, a Fundamental Transaction occurs, then, in the case of each such Fundamental Transaction, proper provision shall be made so that upon the basis and the terms and in the manner provided in this Note, the Holder, upon a conversion hereunder at any time after the consummation of such Fundamental Transaction, shall be entitled to receive, in lieu of the Conversion Shares issuable upon conversion of this Note prior to such consummation, the greatest amount of cash, securities or other property to which the Holder would actually have been entitled as an equity holder upon such consummation if the Holder had exercised the conversion rights represented by this Note immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 3. Notwithstanding anything to the contrary contained in this Note, the Company will not effect any of the transactions described in this Section 3.2(C) unless, prior to the consummation thereof, each Person (other than the Company) that may be required to deliver any cash, securities or other property upon the exercise of the conversion rights represented by this Note as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (A) the obligations of the Company under this Note (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Note) and (B) the obligation to deliver to the Holder such cash, securities or other property as, in accordance with the foregoing provisions of this Section 3.2(C), the Holder may be entitled to receive, and such Person shall have similarly delivered to the Holder an opinion of counsel for such Person, which counsel and opinion shall be reasonably satisfactory to the Holder, stating that this Note shall thereafter continue in full force and effect and the terms hereof (including all of the provisions of this Section 3) shall be applicable to the cash, securities or other property that such Person may be required to deliver upon any exercise of the conversion rights under this Note or the exercise of any other rights pursuant hereto.

3.3               Mechanics of Conversion.

(A)              Conversion Shares Issuable Upon Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note and any accrued and unpaid interest thereon to be converted by (y) the Conversion Price.

(B)              Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, the Conversion Shares to Holder.

(C)              Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to Holder by the Share Delivery Date, in addition to any other rights available to Holder, Holder shall be entitled to elect, by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind the conversion described in the applicable Notice of Conversion, in which event the Company shall promptly return to Holder any original Note delivered to the Company and Holder shall promptly return to the Company any Conversion Shares issued to Holder in respect of the rescinded conversion.

(D)              Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder shall elect to convert any or all of the outstanding principal amount of this Note or any accrued and unpaid interest thereon, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, unless an injunction from a court restraining and or enjoining conversion of all or part of this Note is in effect. If the Company fails for any reason to deliver to the Holder any Conversion Shares the Company is obligated to issue and deliver to Holder upon conversion of this Note by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $5 for each Trading Day after such Share Delivery Date that the Conversion Shares are not delivered to Holder until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver Conversion Shares by the Share Delivery Date and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(E)               Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder any Conversion Shares by the Share Delivery Date and if after such Share Delivery Date Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or Holder’s brokerage firm otherwise purchases, shares of the Company’s common stock to deliver in satisfaction of a sale by Holder of the Conversion Shares that Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (a) pay in cash to the Holder (in addition to any other remedies available to the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the shares of the Company’s common stock so purchased exceeds (y) the product of (1) the aggregate number of Conversion Shares that Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (b) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Conversion Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 3.3(B). For example, if the Holder purchases shares of the Company’s common stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000, under clause (a) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of Holder’s total purchase price (including any brokerage commissions) for the shares of the Company’s common stock so purchased and the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions). Nothing herein shall limit Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

(F)               Shares Issuable Upon Conversion. The Company will at all times reserve and keep available out of its authorized and unissued shares of common stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Company’s common stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Note Purchase Agreement) be issuable upon the conversion of this Note hereunder into shares of the Company’s common stock. The Company covenants that all Conversion Shares shall, when issued in accordance with the terms hereof and the Note Purchase Agreement, be duly authorized, validly issued, fully paid and nonassessable.

(G)              Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to receive upon such conversion, the Company shall, at its election, either (a) pay to Holder an amount in cash equal to such fraction multiplied by the Conversion Price or (b) round up to the next whole share.

(H)              Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of Holder and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

4.                   Event of Default. As provided in Section 8.1, (1) upon the occurrence of any Event of Default described in Section 8.1(f) (Involuntary Bankruptcy; Appointment of Receiver, Etc.) or 8.1(g) (Voluntary Bankruptcy; Appointment of Receiver, Etc.), automatically, and (2) upon the occurrence of any other Event of Default and upon notice to Company by Purchaser, (a) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Note Party: (I) the unpaid principal amount of and accrued interest on the Notes and (II) all other Obligations; and (b) Purchaser may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

*PRINCIPAL AMOUNT IS SUBJECT TO CHANGE IN ACCORDANCE WITH THE TERMS OF THE NOTE PURCHASE AGREEMENT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

The undersigned expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or notice of any other kind except as expressly provided in the Note Purchase Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

ONTRAK, INC.

By:
Name: James Park
Title: Chief Financial Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the principal amount of the Senior Secured Convertible Note issued by ONTRAK, INC. (the “Company”) with the issuance date shown below, plus the accrued and unpaid interest thereon as shown below, into shares of the Company’s common stock in accordance with and pursuant to the terms of said Senior Secured Convertible Note. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion Date:

Principal amount to be converted:	$

Payment of interest in common stock	___ Yes	___	No
If yes, dollar amount of interest to be converted.	$

Number of shares of common stock to be issued:	$
Address for Delivery of Common Stock Certificates:

Holder:
Signature:
Printed Name:

Exhibit B

Form of Demand Warrant

[Attached]

NEITHER THIS WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”), HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

COMMON STOCK PURCHASE WARRANT

ontrak, inc.

Warrant Shares: [__]	Issuance Date: [__][1]

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, [__] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Sixth Amendment Stockholder Approval Effectiveness Date (as such term is defined in the Sixth Amendment) (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the five year anniversary of the Issuance Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Ontrak, Inc., a Delaware corporation (the “Company”), up to [__] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.               Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

1 This date will be (a) for the New Keep Well Warrants, the date of the Replaced Keep Well Warrant it is replacing and (b) for the Demand Warrants, the date the Demand Note is issued.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Equity Securities” means, with respect to a particular Person, all equity securities or other equity interests authorized from time to time, and any other securities, options, interests, participations or other equivalents (however designated) of or in the such Person, whether voting or nonvoting, including options, warrants, phantom equity, equity appreciation rights, convertible notes or debentures, equity purchase rights, and all agreements, instruments, documents and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

“Event Market Price” means, with respect to any Stock Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the five (5) lowest Trading Days during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Stock Combination Event Date, divided by (y) five (5). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options or other equity-based awards (and shares of Common Stock issued upon exercise or settlement of such options or other equity-based awards) to employees, officers or directors of the Company for services rendered to the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued under the Securities Purchase Agreement and/or the Prospectus (as defined below) and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Issuance Date, provided that such securities have not been amended since the Issuance Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or the like) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith from the Issuance Date until one hundred eighty (180) days following the closing of the purchase and sale of securities (the “Closing”) pursuant to the prospectus (the “Prospectus”) contained in the Registration Statement, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) this Warrant and pre-funded warrants to purchase Common Stock in the private placement described in the Prospectus and the shares of Common Stock issued upon exercise of such warrants.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business operations, properties, assets, condition (financial or otherwise) or prospects of Company and its subsidiaries taken as a whole; (ii) a significant portion of the industry or business segment in which the Company or its subsidiaries operate or rely upon if such effect or development is reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole; (iii) the ability of the Company to fully and timely perform its obligations under this Warrant; (iv) the legality, validity, binding effect, or enforceability against the Company of a Transaction Document; or (v) the rights, remedies and benefits available to, or conferred upon, the Holder hereunder.

“Note Purchase Agreement” means that certain Master Note Purchase Agreement, dated as of April 15, 2022, by and among the Company, certain of its subsidiaries, as guarantors, Acuitas Capital LLC or an entity affiliated with it, as purchaser, and the Collateral Agent (as amended, restated or otherwise modified from time to time).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Shares” means, collectively, the Warrant Shares of each Holder requesting piggyback registration rights hereunder.

“Registrable Securities” means, (i) the Warrant Shares and (ii) any securities issued or issuable upon any conversion, exercise, stock split, dividend or other distribution, merger, consolidation, exchange, recapitalization or similar event with respect to the foregoing; and provided, further, that with respect to a particular Holder, such Holder’s Warrant Shares shall cease to be Registrable Securities upon the earlier to occur of the following: (A) a sale of such Warrant Shares pursuant to a registration statement or Rule 144 (in which case, only such securities sold by the Holder shall cease to be a Registrable Security); and (B) such time as such Warrant Shares may be distributed pursuant to Rule 144 (or any successor rule) without limitation.

“Registration Statement” means the Company’s registration statement on Form S-1 (File No. 333-273029).

“Requisite Holders” means the Holder or, in the event that there are multiple Holders, the Holder or Holders that own or otherwise hold more than fifty percent (50%) of the aggregate Registrable Securities.

“Restricted Investor” means Acuitas Capital, LLC or any of its affiliates.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the securities purchase agreement to be entered into between the Company and each purchaser identified on the signature pages to such securities purchase agreement in connection with the public offering contemplated by the Prospectus.

“Sixth Amendment” means the Sixth Amendment to Master Note Purchase Agreement, dated as of March [__], 2024, by and among the Company, certain of its subsidiaries, Acuitas Capital LLC, a Delaware limited liability company, and U.S. Bank Trust Company, National Association, a national banking association, as collateral agent.

“Sixth Amendment Stockholder Approval” has the meaning given to such term in the Sixth Amendment.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Warrant, the Note Purchase Agreement, and any document contemplated hereby or thereby.

“Transfer Agent” means Equiniti Trust Company, the current transfer agent of the Company, with a mailing address of 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 and an email address of EQSS-RelationshipManagement@equiniti.com, and any successor transfer agent of the Company.

“Trigger Date” means May 14, 2026.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.                  Exercise.

(a)               Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)               Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $[__],2 subject to adjustment hereunder (the “Exercise Price”). In addition, on the Trigger Date, the Exercise Price shall be reduced, and only reduced, to the greater of (i) $0.1584 and (ii) the lesser of (x) the then Exercise Price and (y) the lowest VWAP on any Trading Day during the five (5) Trading Day period immediately prior to the Trigger Date (the greater of (i) and (ii), “Reset Exercise Price”, which shall thereafter be the new Exercise Price, subject to further adjustment hereunder, and such five (5) Trading Day period shall be referred to herein as the “Measurement Period”) and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price to the Reset Exercise Price, shall be equal to the aggregate Exercise Price prior to the Trigger Date. The Company shall notify the Holder of the applicable adjustment to the Exercise Price as of the Trigger Date (the “Trigger Date Adjustment Notice”). For purposes of clarification, whether or not the Company provides the Trigger Date Adjustment Notice pursuant to this Section 2(b), the Holder shall only be required to pay the Reset Exercise Price with respect to any exercise of this Warrant on or after the first Trading Day during the Measurement Period, regardless of whether the Holder accurately refers to such price in any Notice of Exercise. If the aggregate Exercise Price paid by the Holder in connection with the exercise of this Warrant on or after the first Trading Day during the Measurement Period exceeds the amount that should have been paid based on the Reset Exercise Price, the Company shall promptly return any excess aggregate Exercise Price to the Holder. Any adjustment to the Exercise Price pursuant to this Section 2(b) shall be effective retroactively to the first Trading Day during the Measurement Period.

2 NTD: This amount will be equal to (a) for each Demand Warrant issued in connection with the Initial Demand Note and each of the Demand Notes issued on May 1, 2024 and June 1, 2024, the lesser of (i) $0.36 and (ii) the greater of (x) the consolidated closing bid price of the Company’s common stock as reported on the Exchange immediately preceding the time the applicable Demand Note is deemed issued by the Company and (y) $0.12, (b) for each Demand Warrant issued in connection with any subsequent Demand Note, the consolidated closing bid price of the Company’s common stock as reported on the Exchange immediately preceding the time the applicable Demand Note is deemed issued by the Company, and (c) for each New Keep Well Warrant, $0.36.

(c)               Cashless Exercise. This Warrant may also be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =  as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =   the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such    exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

(d)            Mechanics of Exercise.

(i)              Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company or its nominee (“DTC”) through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the resale of the Warrant Shares by Holder, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercise Date, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date and the Initial Exercise Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date.

(ii)            Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)           Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(iv)            Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(v)             No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi)           Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the assignment form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(vii)          Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.                   Certain Adjustments.

(a)               Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)               Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the date of issuance of this Warrant (the “Issuance Date”), the Company, directly or indirectly, grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 3(b) is deemed to have granted, issued or sold, any shares of Common Stock and/or Common Stock Equivalents (including the granting, issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Exempt Issuance) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such grant, issuance or sale or deemed grant, issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Applicable Price shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the New Issuance Price under this Section 3(b)), the following shall be applicable:

(i)              Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any rights, warrants or options to subscribe for or purchase shares of preferred stock and/or Common Stock or Common Stock Equivalents (“Options”) and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the grant, issuance or sale (or the time of execution of such agreement to grant, issue or sell, as applicable) of such Option for such price per share. For purposes of this Section 3(b)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale (or pursuant to the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale (or the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Common Stock Equivalent issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Common Stock Equivalents upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

(ii)              Issuance of Common Stock Equivalents. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Common Stock Equivalents and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Common Stock Equivalents for such price per share. For the purposes of this Section 3(b)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Common Stock Equivalent and upon conversion, exercise or exchange of such Common Stock Equivalent or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Common Stock Equivalent for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Stock Equivalent (or any other Person) upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Common Stock Equivalent plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Stock Equivalent (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Common Stock Equivalents is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 3(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

(iii)            Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Common Stock Equivalents, or the rate at which any Common Stock Equivalents are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3(a)), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Common Stock Equivalents provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(b)(iii), if the terms of any Option or Common Stock Equivalents (including, without limitation, any Option or Common Stock Equivalents that was outstanding as of the Issuance Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Common Stock Equivalents and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv)            Calculation of Consideration Received. If any Option and/or Common Stock Equivalent and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company as part of a Dilutive Issuance (as determined by the Holder, the “Primary Security”, and such Option and/or Common Stock Equivalent and/or Adjustment Right, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lowest of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Common Stock Equivalent, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 3(b)(i) or 3(b)(ii) above and (z) the lowest VWAP on any Trading Day during the five (5) Trading Day period (the “Adjustment Period”) immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the applicable Trading Market on a Trading Day, such Trading Day shall be the first Trading Day in such five Trading Day period and if this Warrant is exercised, on any given date such warrant is exercised (each, an “Adjustment Exercise Date”) during any such Adjustment Period, solely with respect to such portion of this Warrant exercised on such applicable Adjustment Exercise Date, such applicable Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Adjustment Exercise Date). If any shares of Common Stock, Options or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Common Stock Equivalents (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. For purposes of hereof, “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with this Section 3(b)) of shares of Common Stock (other than rights of the type described in Section 3(c) and Section 3(d) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(v)               Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Common Stock Equivalents or (B) to subscribe for or purchase shares of Common Stock, Options or Common Stock Equivalents, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(vi)             Holder’s Right of Alternative Exercise Price Following Issuance of Certain Options or Common Stock Equivalents. In addition to and not in limitation of the other provisions of this Section 3(b), if the Company in any manner issues or sells, or enters into any agreement to issue or sell, any Common Stock, Options or Common Stock Equivalents (any such securities, “Variable Price Securities”) after the date of the Securities Purchase Agreement that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide notice thereof to the Holder on the date of such agreement and the issuance of such Variable Price Securities. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise of this Warrant that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder’s election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

(vii)          Stock Combination Event Adjustment. If at any time and from time to time on or after the Issuance Date an event referred to in Section 3(a) occurs (each, a “Stock Combination Event”, and the date on which such event occurs, the “Stock Combination Event Date”) and the Event Market Price is less than the Exercise Price then in effect (after giving effect to the adjustment to the Exercise Price in accordance with Section 3(a)), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event, the Exercise Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in accordance with Section 3(a)) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Exercise Price hereunder, no adjustment shall be made.

(viii)        Adjustment Upon Restricted Investor Subsequent Placement. If at any time prior to the Share Adjustment Expiration Date (as defined below), the Company, directly or indirectly, (I) grants, creates, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 3(b) is deemed to have granted, issued or sold, any shares of Common Stock, non-convertible indebtedness and/or Common Stock Equivalents to any Restricted Investor (including, without limitation, the granting, issuance or sale of shares of Common Stock or Common Stock Equivalents owned or held by or for the account of the Company, but excluding any Dilutive Issuance (or deemed Dilutive Issuance) that results in a reduction of the Exercise Price in accordance with this Section 3(b) (disregarding any adjustments pursuant to this Section 3(b)(viii)) ) or (II) consummates (or enters into any agreement with respect to) any other financing with any Restricted Investor (any transaction described in clauses (I) or (II) above, a “Restricted Transaction”; provided that in no event shall any Exempt Issuance be deemed a Restricted Transaction) and the Applicable Price is greater than the lowest VWAP of the Common Stock on any Trading Day during the five (5) Trading Day period immediately following the public announcement of such Restricted Transaction (the “Restricted Transaction Measuring Period”), then the Applicable Price shall be reduced to the lowest VWAP on any Trading Day during the Restricted Transaction Measuring Period (for the avoidance of doubt: (y) if such public announcement is released prior to the opening of the applicable Trading Market on a Trading Day, then such Trading Day shall be the first Trading Day in such five Trading Day period, and (z) if this Warrant is exercised during any Restricted Transaction Measuring Period (the date on which this Warrant is so exercised, a “Restricted Transaction Exercise Date”), then solely with respect to such portion of this Warrant exercised on such applicable Restricted Transaction Exercise Date, such applicable Restricted Transaction Measuring Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Restricted Transaction Exercise Date) .

(ix)             Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions in this Section 3(b) are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution of the type the provisions of this Section 3(b) are intended to protect, or if any event occurs of the type contemplated by the provisions of this Section 3(b) but not expressly covered by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, but excluding, for the avoidance of doubt, any Exempt Issuance), then the Board of Directors shall in good faith determine an appropriate adjustment to the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the Holder from dilution of the type the provisions of this Section 3(b) are intended to protect; provided that no such adjustment pursuant to this Section 3(b)(ix) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3(b); provided further that if the Holder does not accept such adjustments as appropriately protecting the Holder against such dilution, then the Board of Directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to determine such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(x)               Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 3(b) at any time on or prior to June 20, 2027 (the “Share Adjustment Expiration Date”), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(xi)             Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market and with the prior written consent of the Holder, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors.

(c)               Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(d)               Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

(e)               Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of (1) the 30 day volatility, (2) the 100 day volatility or (3) the 365 day volatility, each of clauses (1)-(3) as obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(d) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(e) regardless of (i) whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

(f)                Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g)               Notice to Holder.

(i)                 Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii)              Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register (as defined in Section 4(c) herein) of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.                 Transfer of Warrant.

(a)             Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)             New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for this Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)             Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.                  Miscellaneous.

(a)               No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

(b)               Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

(c)               Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)              Authorized Shares.

The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(f)               Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will have restrictions upon resale imposed by state and federal securities laws.

(g)              Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)              Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 333 S.E. 2nd Avenue, Suite 2000, Miami, FL 33131, Attention: Brandon H. LaVerne, email address: blaverne@ontrakhealth.com, or such other email address or address as the Company may specify for such purposes by notice to the Holder. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to the Holder at the e-mail address or address of the Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(i)               Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)               Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)              Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of any holder from time to time of this Warrant and shall be enforceable by such holder or holder of Warrant Shares.

(l)               Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the written consent of the Holder, on the other hand.

(m)             Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)              Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

Section 6.                  Registration Rights.

(a)               Generally. If any Registrable Securities required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such Registrable Securities may be issued, then the Company will, at its sole expense and as expeditiously as possible, cause such Registrable Securities to be duly registered or approved, as the case may be.

(b)               Registration Rights.

(i)                  So long as the Holder holds Registrable Securities (or this Warrant), the Holder (or, for the avoidance of doubt, if there are multiple Holders, then the Holder or Holders constituting the Requisite Holders) shall have the right to require the Company to file registration statements, including a shelf registration statement (if the Company is eligible at such time to utilize a shelf registration for the Warrant Shares), and if the Company is a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, an automatic shelf registration statement, on Form S-3 or any successor form under the Securities Act covering all or any part of the Warrant Shares, by delivering a written request therefor to the Company; provided, however, that the Company shall not be required to file a registration statement for less than all of the Registrable Securities held (and issuable upon exercise of Warrants held) by the demanding Holder unless the Registrable Securities subject to the demand are anticipated to have an aggregate sale price (net underwriting discounts and commissions, if any) in excess of $1,000,000. Such request shall state the number of Warrant Shares to be disposed of and the intended method of disposition of such shares by the Holder. In the event there are multiple Holders, the Company shall give notice to all other Holders of the receipt of a request for registration pursuant to this Section 6(b)(i) and such Holders shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration. The Company shall use its commercially reasonable best efforts to effect promptly the registration statement registering all shares on Form S-3 (or a comparable successor form) to the extent requested by the Holder, but in any event shall cause the registration statement to become effective within sixty (60) days after the date of the request by the Holder (or ninety (90) days in the event of a “full review” by the Commission). The Company shall use its commercially reasonable best efforts to keep such registration statement effective until the Holder has completed the distribution described in such registration statement. Notwithstanding the foregoing, to the extent that registration on Form S-3 is not available to register the Registrable Securities, the Company shall use commercially reasonable efforts to effect such registration on Form S-1 under the Securities Act.

(ii)                  If, at any time and from time to time, the Company proposes to register any of its Equity Securities under the Securities Act in connection with an underwritten public offering of such shares of such Equity Securities, then the Company will promptly give notice to the Holder of its intention to do so. Upon the request of any Holder received within ten (10) days after receipt of any such notice from the Company, the Company will, in each instance, cause such Holder’s Warrant Shares to be registered under the Securities Act and registered or qualified, as the case may be, under any state securities laws; provided, however, that the obligation to give such notice and to cause such registration shall not apply to any registration (i) on Form S-8 (or any successor form), (ii) of solely a dividend reinvestment plan or (iii) for the sole purpose of offering registered securities to another Person in connection with the acquisition of assets or Equity Securities of such Person or in connection with a merger, consolidation, combination or similar transaction with such Person. In connection with any underwritten offering of securities on behalf of the Company or any Stockholder, the Company shall not be required to include any Warrant Shares held by a Holder unless the Holder agrees to the reasonable and customary terms of the underwriting; provided, however, that (i) such Holder shall not be required to make any representation other than that it is the owner of the applicable Warrant Shares (subject to exercise of the applicable portion of this Warrant) that are being included in the offering and that it has full power and authority to transfer them pursuant such offering, and (ii) the total indemnification or other liability of such Holder thereunder shall be limited to the aggregate net cash proceeds received by such Holder from the sale of such Warrant Shares in such offering. The Company will include in any registration effected pursuant to this Section 6(b)(ii) (i) first, securities offered to be sold by the Company and by any holder of demand registration rights that is exercising such rights in connection with such registration, (ii) second, the Piggyback Shares, in each case pro rata based on the number of Warrant Shares held thereby (in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering), and (iii) third, any other securities requested to be included in such registration (in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering).

(c)               Expenses. The Company will pay Registration Expenses (as defined in this Section 6(c)) in connection with all registrations (which, for purposes of this section, shall include any qualifications, notifications and exemptions). “Registration Expenses” means all reasonable expenses incident to the Company’s performance of or compliance with its obligations under this Section 6, including all registration and filing fees (including fees of the Commission and a national stock exchange or national securities market), all fees and expenses of complying with state securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, and premiums and other costs of policies of insurance against liabilities arising out of the public offering of such securities. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Section 6 (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. All underwriting discounts, selling commissions, fees and disbursements of Holder’s Counsel (as defined below), and stock transfer taxes and other non-Registration Expenses applicable to the sale of the Registrable Securities of the Holders shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

(d)               Obligations of the Company. In connection with the Company’s obligations hereunder, the Company shall, as expeditiously as reasonably possible:

(i)                  prepare and file with the Commission a registration statement with respect to the Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective and, unless the Holders of a majority of the Registrable Securities registered thereunder notify the Company otherwise, to keep such registration statement effective until the distribution contemplated in the registration statement has been completed; provided that the Company shall furnish, at least five (5) Business Days before filing such registration statement, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to counsel selected by the Requisite Holders (the “Holder’s Counsel”), copies of all such documents proposed to be filed for such counsel’s review and comment (it being understood that such five (5) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances) and not file any such registration statement, prospectus or amendment or supplement thereto in a form to which Holder’s Counsel reasonably objects;

(ii)                  subject to the last paragraph of this Section 6(d), prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)                 notify in writing the Holder’s Counsel promptly (x) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (y) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation of any action threatening any proceeding for that purpose and (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation of any action threatening the qualification of such Warrant and/or Registrable Securities for sale in any jurisdiction;

(iv)                furnish to each Holder of Registrable Securities covered by such registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned thereby;

(v)                  use reasonable best efforts to register and/or to qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as may be required for the Holder to sell securities under the registration statement or as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (x) to qualify to do business in any such states or jurisdictions, (y) to file a general consent to service of process in any such states or jurisdictions or (z) to subject itself to taxation in any such states or jurisdictions;

(vi)                notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or amendment of such prospectus so that, as thereafter delivered to any offeree of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(vii)                provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities;

(viii)              use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use reasonable best efforts to cause such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ Stock Market; and

(ix)                subject to all of the other provisions of this Warrant, use reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

The Company may suspend the use of a prospectus included in any registration statement filed pursuant to this Section 6 if the Company is then in possession of material, non-public information, the disclosure of which the Board of Directors has reasonably determined in good faith would have a Material Adverse Effect. The Company shall promptly notify all Holders of Registrable Securities covered by such registration of any such determination by the Board of Directors and, upon receipt of such notice, each such Holder shall immediately discontinue any sales of securities pursuant to such registration statement. Upon such suspension, the Company shall take all reasonable steps to cause the condition that caused such suspension to cease to exist as soon as practicable (but such efforts need not include the abandonment of any proposed transaction). The Company hereby agrees that no such suspension shall last more than forty-five (45) days without the prior written consent of the Requisite Holders, provided that such right to suspension shall be exercised by the Company not more than twice in any twelve (12)-month period.

(e)               Obligations of the Holder. At least seven (7) Business Days prior to the first anticipated filing date of a registration statement registering Registrable Securities, the Company will notify the Holder of the information the Company reasonably requires from the Holder (including a selling stockholder questionnaire) which shall be completed and delivered to the Company promptly upon request and, in any event, within five (5) Business Days prior to the applicable anticipated filing date. The Holder further agrees that it shall not be entitled to be named as a selling securityholder in any registration statement, or use the prospectus contained in such registration statement, for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company such requested information (including the selling stockholder questionnaire). If a Holder of Registrable Securities returns such requested information (including the selling stockholder questionnaire) after the above deadline, the Company shall use its reasonable best efforts to take such actions as are required to name such Holder as a selling security holder in the registration statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in such registration statement the Registrable Securities identified in such requested information. Each Holder acknowledges and agrees that the information provided to the Company as described in this Section 6(e) will be used by the Company in the preparation of the registration statement filed pursuant to this Section 6 and hereby consents to the inclusion of such information in the Registration Statement.

(f)                Indemnification.

(i)                  In connection with any registration, subject to Section 6(f)(iv) below, the Company shall indemnify and hold harmless each Holder that is a selling holder of Registrable Securities and each of its Affiliates, each underwriter (as defined in the Securities Act), and directors, officers, employees and agents of any of them, and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (collectively, the “Holder Indemnified Person”) against any losses, claims, damages or liabilities (collectively, the “liability”), joint or several, to which such Holder Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (w) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus used in connection with any offering, including but not limited to, any free writing prospectus used by the Company, the underwriters or the Holders, or (x) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (y) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any sale or regulation thereunder in connection with such registration, or (z) any information provided by the Company or at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading. Except as otherwise provided in Section 6(f)(iii), the Company shall reimburse each such Holder Indemnified Person in connection with investigating or defending any such liability; provided, however, that the Company shall not be liable to any Holder Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto, free writing prospectus, or other information, in reliance upon and in conformity with information furnished in writing to the Company by such Holder Indemnified Person specifically for use therein; and provided further, however, that the Company shall not be required to indemnify any Holder Indemnified Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Holder Indemnified Person to deliver a prospectus as required by the Securities Act.

(ii)                  In connection with any registration, subject to Section 6(f)(iv) below, a Holder selling any Registrable Securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any Registrable Securities, the Company, its directors and officers, each underwriter and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or such underwriter (collectively, the “Company Indemnified Persons” and together with the “Holder Indemnified Persons,” collectively, the “Indemnified Persons”), against any liability, joint or several, to which any such Company Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (x) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, any free writing prospectus used in connection with such offering, including but not limited to, any free writing prospectus used by the Company, the underwriters, or the Holders, or (y) any omission or alleged omission by such selling Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) any information provided at the instruction of the selling Holder to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading, and in the case of (x), (y) and (z) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, free writing prospectus or other information, in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder specifically for use therein. Such selling Holder shall reimburse any Company Indemnified Person in connection with investigating or defending any such liability; provided, however, that in no event shall the liability of any Holder for indemnification under this Section 6(f) in its capacity as a seller of Warrants and/or Registrable Securities exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being held by such Holder, or (ii) the amount equal to the proceeds to such Holder of the securities sold in any such registration; and provided further, however, that no selling Holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

(iii)                  In the event the Company, any selling Holder or other person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Section 6(f)(i) or Section 6(f)(ii) above, the person claiming indemnification under such paragraphs shall promptly notify the person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying person shall have the right to investigate and defend any such loss, claim, damage, liability or action.

(iv)                  If the indemnification provided for in this Section 6(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Person with respect to any loss, claim, damage, expense or liability referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such any loss, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the Indemnified Person, on the other hand, in connection with the statements or omissions that resulted in such any loss, claim, damage, expense or liability as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under this Section 6(f)(iv) when combined with any other amounts paid by such Holder pursuant to this Section 6 exceed the lesser of (a) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being held by such Holder, or (b) the amount equal to the proceeds to such Holder of the securities sold in any such registration. The relative fault of the indemnifying party and of the Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Person and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(v)                  Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and Holders under this Section 6(f) shall survive the completion of any offering of securities in a registration statement under this Section 6 or otherwise (and shall survive the termination of this Warrant).

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ontrak, inc.

By:
Name: Brandon H. LaVerne
Title: Chief Executive Officer and Chief Operating Officer

NOTICE OF EXERCISE

To:        ontrak, inc.

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)   Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address: